Exhibit (h)(31)

AMENDMENT NO. 16 TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this “Amendment), effective as of the 28th day of May, 2020 (the “Amendment Effective Date”) is entered into by and between Exchange Traded Concepts Trust (the “Trust), and SEI Investments Global Funds Services (“Administrator”).

WHEREAS:

1.	As of November 10, 2011, the Trust and Administrator entered into an Amended and Restated Administration Agreement, as amended (the “Agreement”).

2.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Schedule I (List of Funds). Schedule I (List of Funds of the Agreement) is hereby deleted in its entirety and replaced as set forth in Schedule I attached hereto and made a part herewith.

2.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

3.	Countemarts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXCHANGE TRADED CONCEPTS TRUST	SEI INVESTMENTS GLOBAL FUNDS SERVICES

By: /s/ J. Garrett Stevens	By: /s/ Bernadette M. Sparling
Name: J. Garrett Stevens	Name: Bernadette M. Sparling
Title: President	Title: General Counsel, Vice President, Secretary

SCHEDULE I

List of Funds

ROBO Global® Robotics and Automation Index ETF (formerly known as ROBO-STOX Global Robotics and Automation Index ETF)

Hull Tactical U.S. ETF

EMQQ The Emerging Markets Internet & EcommerceTM ETF

Innovation Shares NextGen Protocol ETF (formerly known as Innovation Shares Blockchain Innovators ETF)

Ideanomics NextGen Vehicles & Technology ETF (formerly known as Innovation Shares Next Generation Vehicles ETF)

Vesper U.S. Large Cap Short-Term Reversal Strategy ETF

ROBO Global® Artificial Intelligence ETF

ROBO Global® Healthcare Technology and Innovation ETF

North Shore Global Uranium ETF

6 Meridian Hedged Equity-Index Option Strategy ETF

6 Meridian Low Beta Equity Strategy ETF

6 Meridian Mega Cap Equity ETF

6 Meridian Small Cap Equity ETF

North Shore Dual Share Class ETF

Nifty India Financials ETF

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